SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

January 27, 2014

Date of Report (Date of Earliest Event Reported)

Medient Studios, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-53835	41-2251802
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1635 Old River Road Bloomingdale, Georgia	31302
(Address of principal executive offices)	(Zip Code)

(818) 634-4801

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On January 27, 2014, the registrant entered into a stock purchase agreement with Atlas International Film GmbH, a German corporation, Dieter Menz, Philip Menz, and Stefan Menz, individual residents of the Republic of Germany, and HEB Germany GmbH, a German corporation.

Under this agreement, the registrant is purchasing all of the outstanding shares of Atlas for an aggregate purchase price of $50,000.  This purchase price will be paid through the issuance of 5,000,000 common shares, with a value of $0.01 per share, of the registrant.

In addition to the shares being issued, the registrant will grant an option for each seller to repurchase all of their Atlas shares for a cumulative price of $1.00, which is exercisable only upon the registrant filing a petition pursuant to Chapter 7 of the United States Bankruptcy Code.

Atlas currently has an operating line of credit with HEB. The registrant and Atlas have agreed to honor Atlas’s continuing obligations to HEB on a best efforts basis.

The shares of Atlas will remain pledged to the lender so long as the credit facility remains open.

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 27, 2014, as part of the stock purchase agreement described above, the registrant has agreed to repay Atlas’ outstanding obligations to HEB on a best efforts basis.  The total debt outstanding is approximately $5,100,000.  HEB holds a security interest in all of the Atlas shares being purchased by the registrant in this offering.

The registrant has agreed, on a best efforts basis, to repay all outstanding debt in five quarterly transactions between January 1, 2014 and March 31, 2015, and will completely repay all outstanding obligations on or before March 31, 2015.

In the event that a repayment is four weeks overdue, HEB has the right to repossess the collateral outstanding shares of Atlas.

The debt is accruing interest at a 7% per annum basis.

Item 3.02: Unregistered Sales of Equity Securities

As described above, the registrant entered into a stock purchase agreement on January 27, 2014.  As part of the agreement, the registrant will be issuing a total of 5,000,000 common shares at a price of $0.01 per share in return for all of the outstanding shares of Atlas.  These shares are exempt under Section 4(a)(2) of the Securities Act.  The purchasers of the shares have the knowledge and experience in finance and business matters to be considered sophisticated investors, had access to the type of information normally provided in a prospectus for a registered securities offering, and have agreed not to resell or distribute the securities to the public.

Item 9.01: Financial Statements and Exhibits

(d)

Exhibit 10.1: Stock Purchase Agreement between Medient Studios, Inc., Atlas International Film GmbH, Dieter Menz, Philipp Menz, Stefan Menz, and HEB Germany GmbH dated January 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Medient Studios, Inc.

By:      /s/ Manu Kumaran

Manu Kumaran

Chief Executive Officer

Dated:  February 4, 2014